As filed with the Securities and Exchange Commission on February 6, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FirstMerit Corporation (Exact name of registrant as specified in its charter)	Ohio (State or other jurisdiction of incorporation or organization)	34-1339938 (I.R.S. Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio 44308 (330) 966-6300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Judith A. Steiner
Executive Vice President and Secretary
FirstMerit Corporation
III Cascade Plaza, 7th Floor
Akron, Ohio 44308
(330) 966-6300
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
J. Bret Treier
Vorys, Sater, Seymour and Pease LLP
106 South Main Street, Suite 1100
Akron, Ohio 44308
(330) 208-1000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
		maximum	aggregate	Amount of
	Amount to be	offering price	offering	Registration Fee
Title of each class of securities to be registered	registered (1)(2)	per unit(1)(2)	price(1)(2)	(1)(2)
Common Stock, without par value
Preferred Stock, without par value
Debt Securities
Depositary Shares(3)
Warrants
Units(4)
Total:

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, FirstMerit Corporation (“FirstMerit”) hereby defers payment of the registration fee required in connection with this registration statement.

(2)	The securities of each class may be offered and sold by FirstMerit and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from FirstMerit, or from one or more underwriters, dealers or agents.

(3)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement.

(4)	Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

III Cascade Plaza
Akron, Ohio 44308
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units
     The securities of each class may be offered and sold by FirstMerit Corporation and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. FirstMerit Corporation will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This Prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and any applicable pricing supplement.
     The words “FirstMerit,” “Corporation,” “Registrant,” “we,” “our,” “ours” and “us” as used herein refer to FirstMerit Corporation and its subsidiaries, unless otherwise stated. The mailing address of our principal executive offices is III Cascade Plaza, Akron, Ohio 44308; telephone number (330) 996-6300. Our common stock, with no par value (the “Common Shares”), is listed on the Nasdaq Global Select Market under the symbol “FMER.”
     Any securities offered by this Prospectus and any accompanying prospectus supplement will be our equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any of our banking or non-banking subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 6, 2009.

Page
Where You Can Find More Information	1
Consolidated Earnings Ratios	2
Legal Matters	2
Experts	2
EX-5.1
EX-12.1
EX-23.1
EX-23.2
EX-24.1

ABOUT THIS PROPSPECTUS
     This prospectus is part of a Registration Statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this Prospectus in one or more offerings. Each time we use this Prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change information contained in this Prospectus. Please carefully read this Prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov. We also maintain an Internet site (http://www.firstmerit.com) where information about FirstMerit and its subsidiaries can be obtained. The information contained on our Internet site is not part of this Prospectus.
     In this Prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this Prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this Prospectus and information incorporated by reference into this Prospectus, you should rely on the information contained in the document that was filed later.
          We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those portions that may be “furnished” and not filed with the SEC) until our offering is completed:
•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008;

•	Our Current Reports on Form 8-K filed on January 23, 2008, February 22, 2008, March 12, 2008, October 9, 2008, December 16, 2008, January 12, 2009 and January 14, 2009; and

•	The description of our Common Shares contained in our Current Report on Form 8-K filed with the SEC on February 22, 2008, or contained in any subsequent amendment or report filed for the purpose of updating such description.
     You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
FirstMerit Corporation
III Cascade Plaza, 7th Floor
Akron, Ohio 44308
(330) 966-6300
 1

CONSOLIDATED EARNINGS RATIOS
     The following table shows our consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 2008.
     For the purpose of calculating the ratio of earnings to combined fixed charges, we divided consolidated income, before income taxes and the cumulative effect of accounting changes, plus fixed charges by fixed charges. Fixed charges consist of:
•	consolidated interest expense, excluding or including interest on deposits, as the case may be; and

•	that portion of rental expense that is deemed representative of the interest factor, net of income from subleases.

	For the Twelve Months Ended December 31,
	2008(1)	2007	2006	2005	2004
Consolidated
Ratios of Earnings to Fixed Charges
Excluding deposit interest	3.74	2.84	2.59	3.64	4.04
Including deposit interest	1.84	1.58	1.49	1.94	1.94

(1)	Unaudited.
USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sales of any securities by selling securityholders.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon by Vorys, Sater, Seymour and Pease LLP. As of January 30, 2009, attorneys of Vorys, Sater, Seymour and Pease LLP beneficially own approximately 1,091,500 FirstMerit Common Shares. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.
EXPERTS
          The consolidated financial statements of FirstMerit appearing in FirstMerit’s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of FirstMerit’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and FirstMerit’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements as of December 31, 2006 and for each of the two years in the period ended December 31, 2006 incorporated in this Prospectus by reference to FirstMerit’s Annual Report (Form 10-K) for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
 2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of securities registered hereby.

Registration Statement filing fees	(1)
Printing and engraving expenses	(2)
Registrar and Transfer Agent’s Fees and Expenses	(2)
Trustee and Depositary fees and expenses	(2)
Attorneys’ fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total:	(2)

(1)	We are registering an indeterminate amount of securities under this Registration Statement and in accordance with Rule 454(b) and 457(r), we are deferring payment of any registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
(a) Ohio General Corporation Law
     Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:
               (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

               (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
                    (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
                    (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
               (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
               (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
                    (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
                    (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
                    (c) By the shareholders;
                    (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
               Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
               (5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                         (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
                         (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
          (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
               (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
               (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
               (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),(6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5),(6) or (7).
               (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
(b) Second Amended and Restated Articles of Incorporation, as amended, of FirstMerit Corporation.
     Article SIXTH of FirstMerit’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles”), governs the indemnification of our officers and directors. Article SIXTH provides:
The Corporation may indemnify any director or officer, any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law, as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the

Corporation as contemplated herein.
     FirstMerit presently maintain indemnification agreements and contracts with each of our directors and key officers, and maintains insurance for the benefit of persons entitled to indemnification. The indemnification rights provided in Articles are in addition to any rights provided by contract or as a matter of law.

Item 16.	Exhibits.
     The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit No.	Exhibit

1.1*	Form of Underwriting Agreement.

4.1
Supplemental Indenture, dated as of February 12, 1999, between FirstMerit Corporation and Firstar Bank Milwaukee, National Association, as Trustee, relating to the obligations of FirstMerit Capital Trust I, fka Signal Capital Trust I (incorporated by reference from Exhibit 4.3 to the Annual Report on Form 10-K filed by the Registrant on March 22, 1999).

4.2
Indenture, dated as of February 13, 1998, between Firstar Bank Milwaukee, National Association, as Trustee, and Signal Corp (incorporated by reference from Exhibit 4.1 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.3
Amended and Restated Declaration of Trust of FirstMerit Capital Trust I, fka Signal Capital Trust I, dated as of February 13, 1998 (incorporated by reference from Exhibit 4.5 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.4	Form of Capital Security Certificate (incorporated by reference from Exhibit 4.6 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.5
Series B Capital Securities Guarantee Agreement (incorporated by reference from Exhibit 4.7 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.6
Form of 8.67% Junior Subordinated Deferrable Interest Debenture, Series B (incorporated by reference from Exhibit 4.7 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.7
Certificate of Amendment by Shareholders or Members, filed with the Secretary of State of the State of Ohio on January 5, 2009, evidencing adoption of amendments by the shareholders of FirstMerit to Article FOURTH to the Second Amended and Restated Articles of Incorporation of FirstMerit, as amended (incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K filed by FirstMerit on January 12, 2009).

4.8
Certificate of Amendment by Directors or Incorporators to Articles, filed with the Secretary of State of the State of Ohio on January 8, 2009, evidencing the express terms of the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of FirstMerit Corporation (incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K filed by FirstMerit on January 12, 2009).

4.9
Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between FirstMerit Corporation and the United States Department of the Treasury (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by FirstMerit on January 12, 2009) [Note: Annex A to the Securities Purchase Agreement is not included herewith; filed as Exhibit 3.2 to FirstMerit’s Current Report on Form 8-K filed on January 12, 2009; filed as Exhibit 4.7 to this Registration Statement].

Exhibit No.	Exhibit

4.10
Form of Warrant to purchase 952,260 Common Shares of FirstMerit Corporation, issued to the United States Department of the Treasury on January 9, 2009 (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by FirstMerit on January 12, 2009).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the validity of the securities to be registered (filed herewith).

12.1	Statement of ratios of earnings to fixed charges (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.3	Consent of Vorys, Sater, Seymour and Pease LLP is contained in Exhibit 5.1

24.1	Power of Attorney (filed herewith).

*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.
     The undersigned registrant hereby undertakes:
               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
               2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
                    (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
               5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
                    (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
                    (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
                    (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
                    (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
               6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 6, 2009.

FirstMerit Corporation

By:	/s/ Paul G. Greig

Name:	Paul G. Greig
Title:	Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Paul G. Greig Paul G. Greig	Chairman, President, Chief Executive Officer (Principal Executive Officer)	February 6, 2009

/s/ Terrence E. Bichsel* Terrence E. Bichsel	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 6, 2009

/s/ Steven H. Baer* Steven H. Baer	Director	February 6, 2009

/s/ Karen S. Belden* Karen S. Belden	Director	February 6, 2009

/s/ R. Cary Blair* R. Cary Blair	Director	February 6, 2009

/s/ John C. Blickle* John C. Blickle	Director	February 6, 2009

/s/ Robert W. Briggs* Robert W. Briggs	Director	February 6, 2009

/s/ Richard Colella* Richard Colella	Director	February 6, 2009

/s/ Gina D. France* Gina D. France	Director	February 6, 2009

/s/ Terry L. Haines * Terry L. Haines	Director	February 6, 2009

/s/ J. Michael Hochschwender* J. Michael Hochschwender	Director	February 6, 2009

/s/ Clifford J. Isroff* Clifford J. Isroff	Director	February 6, 2009

/s/ Philip A. Lloyd, II* Philip A. Lloyd, II	Director	February 6, 2009

/s/ Richard N. Seaman* Richard N. Seaman	Director	February 6, 2009

*By:	/s/ J. Bret Treier
J. Bret Treier Attorney-in-fact February 6, 2009

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1*	Form of Underwriting Agreement.

4.1
Supplemental Indenture, dated as of February 12, 1999, between FirstMerit and Firstar Bank Milwaukee, National Association, as Trustee, relating to the obligations of FirstMerit Capital Trust I, fka Signal Capital Trust I (incorporated by reference from Exhibit 4.3 to the Annual Report on Form 10-K filed by FirstMerit on March 22, 1999).

4.2
Indenture, dated as of February 13, 1998, between Firstar Bank Milwaukee, National Association, as Trustee, and Signal Corp (incorporated by reference from Exhibit 4.1 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.3
Amended and Restated Declaration of Trust of FirstMerit Capital Trust I, fka Signal Capital Trust I, dated as of February 13, 1998 (incorporated by reference from Exhibit 4.5 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.4	Form of Capital Security Certificate (incorporated by reference from Exhibit 4.6 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.5
Series B Capital Securities Guarantee Agreement (incorporated by reference from Exhibit 4.7 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.6
Form of 8.67% Junior Subordinated Deferrable Interest Debenture, Series B (incorporated by reference from Exhibit 4.7 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998).

4.7
Certificate of Amendment by Shareholders or Members, filed with the Secretary of State of the State of Ohio on January 5, 2009, evidencing adoption of amendments by the shareholders of FirstMerit to Article FOURTH to the Second Amended and Restated Articles of Incorporation of FirstMerit, as amended (incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K filed by FirstMerit on January 12, 2009).

4.8
Certificate of Amendment by Directors or Incorporators to Articles, filed with the Secretary of State of the State of Ohio on January 8, 2009, evidencing the express terms of the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of FirstMerit Corporation (incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K filed by FirstMerit on January 12, 2009).

4.9
Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between FirstMerit and the United States Department of the Treasury (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by FirstMerit on January 12, 2009) [Note: Annex A to the Securities Purchase Agreement is not included herewith; filed as Exhibit 3.2 to FirstMerit’s Current Report on Form 8-K filed on January 12, 2009; filed as Exhibit 4.7 to this Registration Statement].

4.10
Form of Warrant to purchase 952,260 Common Shares of FirstMerit, issued to the United States Department of the Treasury on January 9, 2009 (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by FirstMerit on January 12, 2009).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the validity of the securities to be registered (filed herewith).

12.1	Statement of ratios of earnings to fixed charges (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

Exhibit No.	Exhibit

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.3	Consent of Vorys, Sater, Seymour and Pease LLP is contained in Exhibit 5.1

24.1	Power of Attorney (filed herewith).

*	To be filed, if necessary, subsequent to the effectiveness of this registration Statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.